Exhibit 4.4 Clifford Chance LLP

Execution version

REGISTRATION RIGHTS AGREEMENT

Contents
Clause	Page
1. Definitions	1
2. Registration under the Securities Act	5
3. Registration Procedures	8
4. Participation of Broker-Dealers in Exchange Offer	15
5. Indemnification and Contribution	15
6. General	19

This REGISTRATION RIGHTS AGREEMENT dated December 1, 2015 (this "Agreement") is entered into by and among Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the "Company") and Goldman, Sachs & Co., Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Inc. and Morgan Stanley & Co. LLC (the "Initial Purchasers").

The Company and the Initial Purchasers are parties to (i) the underwriting agreement dated November 23, 2015 (the "Underwriting Agreement"), which provides for the sale by the Company to the Initial Purchasers of the 5.300% Subordinated Notes due 2045 (the "2045 Securities") to be issued by the Company and (ii) the dealer manager agreement dated November 23, 2015 (the "Dealer Manager Agreement"), which provides for the exchange by the Company of (a) outstanding Lloyds Bank plc 6.50% Fixed Rate Lower Tier 2 Notes due 2020 for Subordinated Debt Securities due 2025 to be issued by the Company (the "2025 Securities") and (b) outstanding HBOS plc 6.00% Subordinated Debt Securities due 2033 for a reopening of the 2045 Securities (the “Reopened 2045 Securities” and, together with the 2045 Securities and the 2025 Securities, the “Securities”). As an inducement to the Initial Purchasers to enter into the Underwriting Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Underwriting Agreement and the Dealer Manager Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

"Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are generally authorized or required by law or regulation to remain closed.

"Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Exchange Dates" shall have the meaning set forth in Clause 2(a)(ii) hereof.

"Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Clause 2(a) hereof.

"Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Clause 2(a) hereof.

"Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including

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the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

"Exchange Securities" shall mean subordinated notes issued by the Company under the Indenture containing terms substantially identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

"FINRA" means the Financial Industry Regulatory Authority, Inc.

"Free Writing Prospectus" means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

"Holders" shall, with respect to the Registrable Securities, have the meaning set forth in the Indenture; provided that, for purposes of Clause 4 and Clause 5 hereof, the term "Holders" shall include Participating Broker-Dealers.

"Indemnified Person" shall have the meaning set forth in Clause 5(c) hereof.

"Indemnifying Person" shall have the meaning set forth in Clause 5(c) hereof.

"Indenture" shall have the meaning given to it in the Dealer Manager Agreement, and as the same may be amended from time to time in accordance with the terms thereof.

"Initial Purchasers" shall have the meaning set forth in the preamble.

"Inspector" shall have the meaning set forth in Clause 3(a)(xiv) hereof.

"Issuer Information" shall have the meaning set forth in Clause 5(a) hereof.

"Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

"Notice and Questionnaire" shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

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"Participating Broker-Dealers" shall have the meaning set forth in Clause 4(a) hereof.

"Participating Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Clause 2(b) hereof.

"Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

"Prospectus" shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

"Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities;

(a)	when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement;

(b)	when such Securities cease to be outstanding; or

(c)	except in the case of Securities that otherwise remain Registrable Securities and that are held by an Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

"Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation:

(a)	all SEC, stock exchange or FINRA registration and filing fees;

(b)	all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities);

(c)	all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement;

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(d)	all rating agency fees;

(e)	all fees and disbursements relating to the qualification of the Indenture under applicable securities laws;

(f)	the fees and disbursements of the Trustee and its counsel;

(g)	the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and,

(h)	the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in sub-clause (b)) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

"Registration Statement" shall mean any registration statement of the Company filed under the Securities Act that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities" shall have the meaning set forth in the preamble.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

"Settlement Date" shall mean the settlement date as defined in the Exchange Offer Memorandum.

"Shelf Effectiveness Period" shall have the meaning set forth in Clause 2(b) hereof.

"Shelf Registration" shall mean a registration effected pursuant to Clause 2(b) hereof.

"Shelf Registration Statement" shall mean a "shelf" registration statement of the Company that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

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"Shelf Request" shall have the meaning set forth in Clause 2(b) hereof.

"Staff" shall mean the staff of the SEC.

"Transactions" means: (i) the execution, delivery and performance by the Company of this Agreement, (ii) the making of the Exchange Offer by the Company, and (iii) the consummation by the Company of the transactions contemplated by this Agreement.

"Target Registration Date" shall mean 210 days following the Last Settlement Date (as defined in Clause 2(a) hereof).

"Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

"Trustee" shall mean The Bank of New York Mellon, as trustee with respect to the Securities under the Indenture, and any successor thereto.

"Underwriter" shall have the meaning set forth in Clause 3(e) hereof.

"Underwriting Agreement" shall have the meaning set forth in the preamble.

"Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.	Registration under the Securities Act.

(a)	To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (i) cause to be filed with the Securities and Exchange Commission (the "SEC") an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities no later than 180 days after the later of (x) the last Settlement Date or (y) the Closing Date (as defined in the Underwriting Agreement) (such date, the "Last Settlement Date") and (ii) cause such Registration Statement to become effective no later than 180 days after the Last Settlement Date and to remain effective until 90 days after the last Exchange Date (as defined below) for use by one or more Participating Broker-Dealers. The Company shall use its commercially reasonable efforts to commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC but in any event no later than 60 days after such effective date and to complete the Exchange Offer on or prior to the Target Registration Date.

The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

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(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to;

(A)	surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice; or

(B)	effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder of Registrable Securities will be entitled to withdraw its election, not later than the close of business on the last Exchange Date; by effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or, if it is an "affiliate" of the Company, it will comply with the registration and prospectus delivery requirement of the Securities Act to the extent applicable and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company shall:

(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

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The Company shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)	In the event that:

(i)	the Company determines that the Exchange Offer Registration provided for in Clause 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff;

(ii)	the Exchange Offer for Registrable Securities is not for any other reason completed by the Target Registration Date; or

(iii)	upon receipt of a written request (a "Shelf Request") from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer;

the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective as soon as practicable or, if a Shelf Request was received, the Company shall use its commercially reasonable efforts to cause a Shelf Registration Statement to be filed and become effective by the later of (i) the Target Registration Date and (ii) 90 days after the receipt by the Company of such Shelf Request; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Clause 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding paragraph, the Company shall use its commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Clause 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the Securities cease to be Registrable Securities (the "Shelf Effectiveness Period"). The Company further agrees to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf

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Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)	The Company shall pay all Registration Expenses in connection with any registration pursuant to Clause 2(a) or Clause 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions, its own attorney fees (except as such fees may be covered by clause (vii) of the definition of “Registration Expenses”) and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

(d)	An Exchange Offer Registration Statement pursuant to Clause 2(a) hereof and the Shelf Registration Statement pursuant to Clause 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(e)	Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Clause 2(a) and Clause 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Clause 2(a) and Clause 2(b) hereof.

3.	Registration Procedures.

(a)	In connection with its obligations pursuant to Clause 2(a) and Clause 2(b) hereof, the Company shall in accordance with the Agreement:

(i)	use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form;

(A)	shall be selected by the Company;

(B)	shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof; and

(C)	shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its commercially reasonable efforts to cause such Registration Statement to become effective and

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remain effective for the applicable period in accordance with Clause 2 hereof;

(ii)	prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Clause 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Clause 4(c) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)	to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)	in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Clause 3(c) hereof, the Company consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)	use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; use its commercially reasonable efforts to cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and use its commercially reasonable efforts to do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to;

(A)	qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify;

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(B)	execute or file any general consent to service of process in any such jurisdiction or;

(C)	subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)	notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing;

(A)	when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed;

(B)	of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(C)	of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act;

(D)	if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(E)	of the happening of any event during the period a Registration Statement is effective that makes any statement of material fact made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading; and

(F)	of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

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(vii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as promptly as practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)	in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), in each case, if such documents are not available on EDGAR;

(ix)	in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)	upon the occurrence of any event contemplated by Clause 3(a)(vi)(E) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)	a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus (excluding any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus) after

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initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and, to the extent that the Company has been requested to do so, their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus (excluding any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus), of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and, to the extent that the Company has been requested to do so, their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object;

(xii)	obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)	use its commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)	in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to

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the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

(xv)	use its commercially reasonable efforts to cause all Registrable Securities to be listed on the New York Stock Exchange and to maintain such listing, in each case to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi)	if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that it is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing;

(xvii)	in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection;

(A)	to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;

(B)	obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings;

(C)	use its commercially reasonable efforts to obtain "comfort" letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards)

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and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus; and

(D)	deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to sub-clause (A) and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(b)	In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing; provided that if a Holder fails to provide the requested information within 20 Business Days after receiving such request, the Company may exclude such Holder's Registrable Securities from such Shelf Registration Statement.

(c)	Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Clause 3(a)(vi)(C) or Clause 3(a)(vi)(E) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder's receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Clause 3(a)(x) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder's possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)	If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall not be required to maintain the effectiveness thereof during the period of such suspension, and the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 60 days in aggregate during any 365-day period and there shall not be more than three suspensions in effect during any 365-day period.

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(e)	The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an "Underwriter") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4.	Participation of Broker-Dealers in Exchange Offer.

(a)	The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)	In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to use its commercially reasonable efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 120 days after the last Exchange Date (as such period may be extended pursuant to Clause 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Clause 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Clause 4.

(c)	The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Clause 4(b) hereof.

5.	Indemnification and Contribution.

(a)	The Company agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, and their respective directors, officers, employees, representatives, partners, advisors, agents and each person who controls each such Initial Purchaser and Holder and their respective affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Parties" and each, an "Indemnified Party") as follows:

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(i)	from and against any and all loss, claim, damage, liability and expense (each, a "Loss" and, together, "Losses") whatsoever, joint or several, as incurred, to which any Indemnified Party may become subject, related to, arising out of, or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or in any Prospectus or any documents incorporated by reference therein, any Free Writing Prospectus or any "issuer information" ("Issuer Information") filed or required to be filed pursuant to Rule 433(d) under the Securities Act or furnished or made available by the Company, directly, through any Initial Purchaser or otherwise, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in connection with any Underwritten Offering permitted by Clause 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information), (ii) any breach by the Company of any of its representations, warranties, covenants or agreements contained herein, (iii) failure by the Company to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or any other failure on its part to comply with the terms and conditions contained in any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information, or (iv) any of the other Transactions or the engagement of any Initial Purchaser or Holder pursuant to, and the performance by any Initial Purchaser or Holder of the services contemplated by, this Agreement, except in the case of this clause (iv) to the extent that any Loss is found in a final judgment by a court of competent jurisdiction to have resulted primarily from gross negligence or bad faith on the part of any Indemnified Party or to the extent any Losses include any tax liability of any Initial Purchaser or Holder on its actual net income, profits or gains, or any recoverable value added tax or similar sales or turnover tax or levy imposed in any jurisdiction, or any applicable issuance, stamp, registration or transfer duties or taxes (including interest or penalties in respect thereof) (each a "Transfer Duty") imposed by any government department or other tax authority in the United Kingdom payable on or in connection with the Exchange Offer and the issue and delivery of the Exchange Securities of the type which is not recoverable under Clause 2(c). This Clause 5(a)(i) shall not apply to any Loss in respect of tax which is recoverable pursuant to Clause 2(c);

(ii)	from and against any and all Loss whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above; and

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(iii)	from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchasers and Holders), incurred in investigating, preparing or defending against any litigation, or investigation or proceeding, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in (i) above or in enforcing this Agreement, whether or not such Indemnified Party is a party and whether or not such litigation, investigation or proceeding is initiated or brought by or on behalf of the Company, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the Company shall not be liable under subclause (i) of paragraph (i) above to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers or Holders expressly for use in such materials.

(b)	the Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders or creditors relating to or arising out of the engagement of any Initial Purchaser or Holder pursuant to, or the performance by any Initial Purchaser or Holder of the services contemplated by, this Agreement except to the extent that any Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or bad faith.

(c)	Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which it may have hereunder to such Indemnified Party, and in any event will not relieve the Company from any other liability that it may have to such Indemnified Party. In the event of any such claim, action or proceeding, if such Indemnified Party shall notify the Company of the commencement thereof, the Company shall have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the fees and expenses of such counsel; provided, however, (a) if the Company fails to assume such defense in a timely manner or (b) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent the Indemnified Party and the Company, then such Indemnified Party shall be entitled to retain its own counsel at the expense of the Company, provided, further, however, that the Company shall not be required to pay the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Indemnified Parties in any jurisdiction in respect of any single claim, action or proceeding. In respect of any claim, action or proceeding the defense of which shall have been assumed by the Company in accordance with the foregoing, each Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at its own expense.

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(d)	the Company agrees that, without the prior written consent of the Initial Purchasers and Majority Holders (such consent not to be unreasonably delayed or withheld), it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Clause 5 (whether or not such Initial Purchasers or Majority Holders or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (a) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, investigation or proceeding and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(e)	If at any time an Indemnified Party shall have requested the Company to reimburse the Indemnified Party for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement effected without its written consent if (a) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (b) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (c) the Company shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

(f)	If the indemnification provided for in Clause 5(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to therein, then the Company agrees to contribute to the aggregate amount of such Losses incurred by such Indemnified Party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and the Initial Purchasers and Holders on the other hand from the Exchange Offer and other Transactions (whether or not consummated) or (b) if, but only if, the allocation provided by subclause (a) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in subclause (a) above but also the relative fault of the Company on the one hand and the Initial Purchasers and Holders on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Initial Purchasers and Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers or Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Initial Purchasers and Holders on the other hand agree that it would not be just and equitable if contribution pursuant to this Clause 5(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 5(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Clause 5(f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or

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threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Clause 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise. The Holders' obligations to contribute pursuant to this Clause 5 are several and not joint. Notwithstanding the provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)	The indemnity and contribution provisions contained in this Clause 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.	General.

(a)	No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)	Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless, in the event such amendment, modification, supplement, waiver or consent adversely affects the interest of Holders, the Company has obtained the written consent of the Majority Holders; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Clause 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Clause 6(b) shall be by a writing executed by each of the parties hereto.

(c)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Clause 6(c)], which address initially is, with

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respect to the Initial Purchasers, the address set forth in the Underwriting Agreement; (ii) if to the Company, initially at the Company's address set forth in the Underwriting Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Clause 6(c); and (iv) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Clause 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)	Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)	Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)	Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(i)	Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral

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statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(j)	Consent to Jurisdiction and Service; Waivers. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the borough of Manhattan, State of New York in respect of any such action, proceeding or counterclaim and irrevocably agrees that all claims and defenses in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby designates, appoints and empowers Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto) at 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any state or federal court sitting in the borough of Manhattan, State of New York in respect of any such action, proceeding or counterclaim and irrevocably agrees that all claims and defenses in respect of any such suit, action or proceeding may be heard and determined in any such court. Nothing in this Clause shall affect the right of any Initial Purchaser or Holder, any of their affiliates or any Indemnified Party to serve process in any manner prescribed by law.

(k)	TRIAL BY JURY. THE COMPANY AND THE INITIAL PURCHASERS (EACH ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS RESPECTIVE SHAREHOLDERS) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LLOYDS BANKING GROUP PLC

By	/s/ R Shrimpton
Name:	R. Shrimpton
Title:	Group Capital Markets Issuance Director

Confirmed and accepted as of the date first above written:
BNP Paribas Securities Inc.

By	/s/ Roger Kim
	Name:	Roger Kim
	Title:	Managing Director

Goldman, Sachs & Co.

By	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

Lloyds Securities Inc.

By	/s/ David Keller
	Name:	David Keller
	Title:	Director DCM

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By	/s/ Andrew Karp
	Name:	Andrew Karp
	Title:	Managing Director

Morgan Stanley & Co. LLC

By	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	ED

[Signature Page to Registration Rights Agreement]

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